Exhibit 99.3

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Income Statement

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
	(unaudited)	(unaudited)
Continuing operations

Sales	$678,903	$699,646
Cost of goods sold	(437,040)	(438,958)
Gross profit	241,863	260,688
Selling, general and administrative expense	(166,221)	(176,471)
Other operating income	220	479
Other operating expense	(1,498)	(949)
Operating income	74,364	83,747
Interest income	10,658	9,517
Other financial income	29,223	5,137
Financial income	39,881	14,654
Interest expense	(79,782)	(54,602)
Other financial expense	(18,155)	(27,322)
Financial expense	(97,937)	(81,924)
Income (loss) before tax from continuing operations	16,308	16,477

Income tax benefit (expense)	(47,751)	(35,745)
Income (loss) after tax from continuing operations	$(31,443)	$(19,268)

Discontinued operations
Income (loss) after tax from discontinued operations	(2,912)	(688)
Net income (loss)	$(34,355)	$(19,956)

Attributable to:
Arysta LifeScience Limited (“ALS”) shareholder	$(39,109)	$(23,581)
Non-controlling interests	4,754	3,625
Net income (loss)	$(34,355)	$(19,956)

Earnings (loss) per share
Continuing operations	$(31,443)	$(19,268)
Discontinued operations	(2,912)	(688)
Basic and diluted earnings (loss) per share	$(34,355)	$(19,956)

Weighted average shares used to compute earnings (loss) per share
Basic and diluted	1	1

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Statement of Comprehensive Income

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
	(unaudited)	(unaudited)
Net income (loss)	$(34,355)	$(19,956)

Components of other comprehensive income (OCI) from continuing operations:

Items that will not be reclassified subsequently to net income or loss:	-	-

Items that may be reclassified subsequently to net income or loss:		-
Unrealized gains (losses) on available-for-sale financial assets	637	(31)
Gains (losses) on derivatives designated as cash flow hedges	3,655	(4,341)
Foreign currency translation effects	3,564	43,428
Total components of OCI	7,856	39,056
Total comprehensive income (loss)	(26,499)	19,100

Attributable to:
ALS shareholder	(28,465)	15,145
Non-controlling interests	1,966	3,955
	(26,499)	19,100

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Balance Sheet

	December 31,	June 30,
(U.S. dollars in thousands)	2013	2014
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$258,565	$184,207
Trade and other receivables	746,835	738,722
Inventories	236,968	301,647
Current financial assets	4,350	1,903
Other current assets	60,084	57,747
Total current assets	1,306,802	1,284,226

Non-current assets
Property, plant and equipment	72,075	81,029
Goodwill and intangible assets	1,237,953	1,400,624
Deferred tax assets	55,151	58,219
Non-current financial assets	24,801	33,914
Other non-current assets	9,794	7,789
Total non-current assets	1,399,774	1,581,575
Total assets	$2,706,576	$2,865,801

Liabilities and equity
Current liabilities
Trade and other payables	$396,536	$290,545
Short-term debt	17,794	56,336
Other current financial liabilities	115,850	88,808
Other current liabilities	161,706	197,504
Total current liabilities	691,886	633,193

Non-current liabilities
Long-term debt	1,589,649	1,758,900
Other non-current financial liabilities	370	3,743
Deferred tax liabilities	110,325	140,255
Other non-current liabilities	57,682	54,436
Total non-current liabilities	1,758,026	1,957,334
Total liabilities	$2,449,912	$2,590,527

Equity
Issued capital	-	-
Other equity	$1,065,779	$1,065,779
Retained earnings	(804,647)	(828,228)
Other components of equity	(32,542)	6,184
Equity of ALS shareholder	228,590	243,735
Non-controlling interests	28,074	31,539
Total equity	256,664	275,274
Total liabilities and equity	$2,706,576	$2,865,801

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Statement of Changes in Equity
(unaudited)

	Attributable to ALS shareholder
	Issued capital	Other equity	Retained earnings	Currency translation reserve	Available- for-sale reserve	Defined benefit plans	Gain (loss) on hedging Items	Equity of ALS shareholder	Non-controlling interests	Total equity
	(U.S. dollars in thousands)
As of January 1, 2013	$-	$1,065,779	$(702,018)	$13,782	$1,144	$(1,293)	$-	$377,394	$22,353	$399,747
Net income (loss)	-	-	(39,109)	-	-	-	-	(39,109)	4,754	(34,355)
OCI	-	-	-	6,352	637	-	3,655	10,644	(2,788)	7,856
Total comprehensive income (loss)	-	-	(39,109)	6,352	637	-	3,655	(28,465)	1,966	(26,499)
Dividends paid	-	-	-	-	-	-	-	-	(807)	(807)
As of June 30, 2013	-	$1,065,779	$(741,127)	$20,134	$1,781	$(1,293)	$3,655	$348,929	$23,512	$372,441

As of January 1, 2014	$-	$1,065,779	$(804,647)	$(32,392)	$2,466	$(120)	$(2,496)	$228,590	$28,074	$256,664
Net income (loss)	-	-	(23,581)	-	-	-	-	(23,581)	3,625	(19,956)
OCI	-	-	-	43,098	(31)	-	(4,341)	38,726	330	39,056
Total comprehensive income (loss)	-	-	(23,581)	43,098	(31)	-	(4,341)	15,145	3,955	19,100
Dividends paid	-	-	-	-	-	-	-	-	(490)	(490)
As of June 30, 2014	-	$1,065,779	$(828,228)	$10,706	$2,435	$(120)	$(6,837)	$243,735	$31,539	$275,274

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Statement of Cash Flows

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
	(unaudited)	(unaudited)
Operating activities
Income (loss) before tax from continuing operations	$16,308	$16,477
Income (loss) before tax from discontinued operations	(3,503)	(864)
Income (loss) before tax	12,805	15,613
Non-cash adjustment to reconcile to net cash flows
Depreciation and amortization	36,860	38,895
Financial income	(31,968)	(18,712)
Financial expense	80,360	79,773
Other items	88	(2,220)
Working capital adjustments
(Increase) decrease in inventories	(33,222)	(62,420)
(Increase) decrease in trade and other receivables	72,377	35,569
Increase (decrease) in trade and other payables	(172,367)	(116,986)
(Increase) decrease in other current assets	(15,906)	(1,765)
Increase (decrease) in other current liabilities	92,311	(26)
Cash flow from operating activities	41,338	(32,279)
Interest and dividends received	3,187	1,318
Interest paid	(114,495)	(57,227)
Income tax paid	(15,158)	(20,021)
Net cash flow from (used for) operating activities	(85,128)	(108,209)

Investing activities
Purchase of property, plant and equipment	(3,873)	(5,218)
Proceeds from sales of property, plant and equipment	1,962	272
Purchase of intangible assets	(4,755)	(8,627)
Acquisition of subsidiaries, net of cash acquired	-	(150,145)
Other items	1,215	2,818
Net cash flow from (used for) investing activities	(5,451)	(160,900)

Financing activities
Proceeds from debt	1,640,141	204,951
Repayments of debt	(1,464,549)	(6,662)
Payment for derivative instruments, net	(5,274)	-
Dividends paid to non-controlling interests	(807)	(490)
Other items	(115)	(555)
Net cash flow from (used for) financing activities	169,396	197,244
Net change in cash and cash equivalents	78,817	(71,865)
Net foreign exchange difference	6,707	(2,493)
Cash and cash equivalents as of January 1	112,390	258,565
Cash and cash equivalents as of June 30	$197,914	$184,207

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

1.	Basis of Preparation

Arysta LifeScience Limited (“the Company”) is domiciled and incorporated in the Republic of Ireland and its corporate headquarters are located at 5 George's Dock, IFSC, Dublin 1.

The Group develops and distributes value-added crop solutions specializing in agrochemicals, biological solutions, or biosolutions, as well as complementary areas of life sciences. The Group’s agrochemical products protect crops from weeds (herbicides), insects (insecticides), and diseases (fungicides). The Group’s biosolutions business focuses on the growing markets for biological stimulants, or biostimulants, innovative nutrition, and biological pesticide, or biocontrol, products. The Group operates in over 100 countries worldwide and has an expansive product portfolio, with over 3,600 product registrations in over 100 countries and approximately 950 patents worldwide.

The interim condensed consolidated financial statements of the Company and its subsidiaries (collectively “the Group”) have been prepared in accordance with International Accounting Standard 34, “Interim Financial Reporting” and have been prepared using the same accounting policies as its annual consolidated financial statements. The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statements.

The interim condensed consolidated financial statements are presented in United States dollars (USD). All values are rounded to the nearest thousand, except when otherwise indicated.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expensed during the reported period. Actual results could differ from those estimated.

Recent Accounting Pronouncements

IFRS 15 Revenue from Contracts with Customers
In May 2014, the IASB issued IFRS 15 Revenue from Contracts with Customers, which replaces IAS 11 Construction Contracts, IAS 18 Revenue and related interpretations. IFRS 15 is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted. This guidance requires that an entity should recognize revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance shall be applied using one of two methods: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying this statement recognized at the date of initial application. Management has not yet determined which method it will apply. The Group is currently evaluating the impact of the new standard on its financial statements.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

1.	Basis of Preparation (continued)

IFRS 9 Financial Instruments
In July 2014, the IASB issued IFRS 9 Financial Instruments, which replaces IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. IFRS 9 provides guidance on the classification and measurement of financial assets and financial liabilities, general hedge accounting and impairment. The Group is currently evaluating the impact of the new standard.

IAS 32 Offsetting Financial Assets and Financial Liabilities - Amendments to IAS 32
These amendments clarify the meaning of “currently has a legally enforceable right to set-off” and the criteria for non-simultaneous settlement mechanisms of clearing houses to qualify for offsetting. These amendments are effective for annual periods beginning on or after 1 January 2014. The adoption of these amendments did not have a material impact on the Group’s financial statements.

IAS 39 Novation of Derivatives and Continuation of Hedge Accounting - Amendments to IAS 39
These amendments provide relief from discontinuing hedge accounting when novation of a derivative designated as a hedging instrument meets certain criteria. These amendments are effective for annual periods beginning on or after January 1, 2014. The adoption of these amendments did not have a material impact on the Group’s financial statements.

IFRIC Interpretation 21 Levies
IFRIC 21 clarifies that a liability is recognized for a levy when the activity that triggers its payment, as identified by the relevant legislation, occurs. For a levy that is triggered upon reaching a minimum threshold, the interpretation clarifies that no liability should be anticipated before the specified minimum threshold is reached. IFRIC 21 is effective for annual periods beginning on or after January 1, 2014. The adoption of these amendments did not have a material impact on the Group’s financial statements.

2.	Seasonality of Operations

The timing of the Group’s sales, profit and cash flows throughout the year is significantly influenced by seasonal factors. The inherent seasonal nature of the agriculture industry and the geographic spread of the Group’s products often result in significant variations in earnings and cash flow across fiscal quarters. Agrochemical and biosolutions sales typically begin ahead of the growing season and peak in the middle of the season. In the northern hemisphere, farmers purchase the majority of their crop inputs during the first half of the year. Growers in the southern hemisphere do the majority of their purchasing in the second half of the year. As a result, the Group has historically experienced significant fluctuations in quarterly sales, which have generally peaked in the fourth calendar quarter. The Group’s operating cash flows and working capital are impacted by the seasonal nature of the Group’s business as working capital requirements tend to peak in the first half of the year and decline thereafter until the fourth quarter. Typically, inventory builds in advance of the peak sales made in the second quarter and in the fourth quarter where it begins to increase again. The majority of the Group’s receivables come due in the period from May to October.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

3.	Segment Information

The operating segments of the Group for which discrete financial information is available are regularly reviewed by the chief operating decision maker (“CODM”). The Group is organized into six Reportable Segments: (1) Latin America, (2) Africa and Western Europe, (3) North America, (4) Japan and Central/Eastern Europe, (5) China, South Asia (“CSA”), Goemar and Life Sciences and (6) Corporate.

Segment sales, except Corporate, are based on the geographic location of customers. Corporate segment sales include certain provisions for rebates and sales returns held centrally and not allocated to other segments. Segment income is based on operating income before depreciation of property, plant and equipment, amortization of intangible assets, other operating income (expense), net, and other adjustments described below. Segment income includes items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items include adjustments allowed under existing credit agreement, which include but are not limited to restructuring costs, costs related to debt refinancing, sponsor payments, expenses related to mergers and acquisitions, unusual and non-recurring charges. The Group does not allocate assets and liabilities to reportable segments because such assets and liabilities are not regularly reviewed by the CEO, who is considered the chief operating decision maker, to make decisions about resource allocation and to assess performance.

For the six months ended June 30, 2013

	Latin America	Africa and Western Europe	North America	Japan and Central/Eastern Europe	CSA, and Life Sciences	Corporate	Total
	(U.S. dollars in thousands)
Segment sales	$240,206	$139,591	$83,903	$142,250	$95,730	$6,807	$708,487
Segment income	52,628	23,276	5,965	35,968	13,911	(7,308)	124,440

For the six months ended June 30, 2014

	Latin America	Africa and Western Europe	North America	Japan and Central/Eastern Europe	CSA, Goemar and Life Sciences	Corporate	Total
	(U.S. dollars in thousands)
Segment sales	$241,022	$157,721	$86,479	$135,660	$105,905	$(101)	$726,686
Segment income	52,511	30,867	14,824	30,997	14,035	(12,561)	130,673

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

3.	Segment Information (continued)

Adjustments and Eliminations
The adjustments between reportable segment information and the interim condensed consolidated financial statements of the Group for the six months ended June 30, 2013 and 2014 were summarized as follows:

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
Segment sales	$708,487	$726,686
Agent sales, discounts and adjustments not attributable to a segment	(29,584)	(27,040)
Sales	$678,903	$699,646

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
Consolidated segment income	$124,440	$130,673
Depreciation and amortization	(36,757)	(36,353)
Other operating income (expense), net	(1,278)	(470)
Other credit agreement adjustments	(12,041)	(10,103)
Operating income	74,364	83,747
Financial income (expense), net	(58,056)	(67,270)
Income (loss) before tax from continuing operations	$16,308	$16,477

4.	Discontinued Operations

In 2012, the Group discontinued two separate businesses, its Midas business, primarily located in North America, and the FES group of companies, which represents substantially all of its business located in Russia. The Group disposed of FES in July 2014, and no material gain or loss was recorded. Income (loss) relating to those discontinued operations was as follows:

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
Sales	$3,444	$549
Cost of goods sold	(3,374)	(549)
Gross profit	70	-
Selling, general and administrative expense	(3,099)	(187)
Other operating income	758	78
Other operating expense	(260)	(211)
Operating income (loss)	(2,531)	(320)
Financial income	4	-
Financial expense	(976)	(544)
Income (loss) before tax from discontinued operations	(3,503)	(864)
Income tax benefit (expense)	591	176
Income (loss) after tax from discontinued operations attributable to ALS shareholder	$(2,912)	$(688)

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

5.	Earnings (loss) per Share

Basic and diluted earnings per share (“EPS”) amounts are calculated by dividing the net income (loss) for the six months attributable to ordinary equity holders of the company by the weighted average number of ordinary shares outstanding during the six months as the Group has not issued any potentially dilutive securities, such as stock options or stock appreciation rights.

There have been no other transactions involving ordinary shares or ordinary shares between the reporting date and the date of authorization of these financial statements.

The following reflects the income and share data used in the basic and diluted earnings per share computations:

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
Net income (loss) attributable to shareholder of ALS from continuing operations	$(31,443)	$(19,268)
Net income (loss) attributable to shareholder of ALS from discontinued operations	(2,912)	(688)
Net income (loss) attributable to shareholder of ALS basic and diluted	$(34,355)	$(19,956)

	Six months ended June 30,
	2013	2014
Weighted average number of shares - basic and diluted	1	1

	Six months ended June 30,
(U.S. dollars in thousands)	2013	2014
Basic and diluted EPS attributable to ordinary shareholder of ALS	$(34,355)	$(19,956)

Basic and diluted EPS from continuing operations	$(31,443)	$(19,268)

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

6.	Financial Income (Expense)

Financial Income by Category of Financial Instruments

For the six months ended June 30, 2013

(U.S. dollars in thousands)	Loans and receivables	Available- for- sale financial assets	Total
Interest income	$10,658	$-	$10,658
Dividend income	-	18	18
	$10,658	$18	$10,676
Foreign exchange gain			22,448
Others			6,757
Total financial income			$39,881

For the six months ended June 30, 2014

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Loans and receivables	Available- for- sale financial assets	Total
Interest income	$-	$9,517	$-	$9,517
Dividend income	-	-	17	17
Gains on valuation of derivatives, net	194	-	-	194
	$194	$9,517	$17	$9,728
Others				4,926
Total financial income				$14,654

Financial Expense by Category of Financial Instruments

For the six months ended June 30, 2013

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Total
Interest expense	$-	$(79,782)	$(79,782)
Losses on valuation of derivatives, net	(413)	-	(413)
	$(413)	$(79,782)	$(80,195)
Financing discounts			(2,231)
Others			(15,511)
Total financial expense			$(97,937)

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

6.	Financial Income (Expense) (continued)

For the six months ended June 30, 2014

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Derivative hedging instruments	Total

Interest expense	$-	$(51,828)	$(2,774)	$(54,602)
Foreign exchange loss				(19,360)
Financing discounts				(2,497)
Others				(5,465)
Total financial expense				$(81,924)

7.	Business Combinations

On March 25, 2014, the Group acquired 100% of the Laboratoires Goëmar group (“Goëmar”), a global manufacturer and supplier of innovative nutrition for plants based in Saint Malo, France. The Group will combine the Goëmar product portfolio, which includes Physio ActivatorTM and Natural Defense technologies, with the Group’s related products expanding Goëmar’s distribution capabilities.

The initial accounting for this acquisition, including the determination of the acquisition date fair value of the tangible and intangible assets acquired and the liabilities assumed, has not been finalized as of the issuance date of the interim condensed consolidated financial statements. The Group has used the book value of the acquired assets and liabilities assumed for the provisional purchase price accounting. The goodwill recognised does not give rise to any deduction for tax purposes.

The recognised identifiable assets and liabilities at March 25, 2014 were as follows:

U.S. dollars in thousands)	Provisional
Cash and cash equivalents	$7,572
Trade receivables and other current assets	13,732
Non-current assets	8,675
Total assets	29,979

Liabilities	19,687
Total net assets	10,292

Goodwill arising on acquisition	$147,288

Transaction costs of $5.0 million include $2.3 million of debt issuance costs, which were offset against the carrying value of the debt and will be amortized over the life of the debt. The remaining transaction costs have been expensed and are included in selling, general and administrative expenses. Since acquisition, revenue and net income of Goëmar was $7.2 million and $1.2 million, respectively. If the Company had acquired Goëmar as of January 1, 2014, proforma consolidated revenues and proforma net loss for the six months ended June 30, 2014 would have been $711.0 million and $7.6 million, respectively.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

8.	Cash and Cash equivalents

(U.S. dollars in thousands)	December 31, 2013	June 30, 2014
Cash at bank and on hand	$246,627	$175,765
Short-term deposits	11,938	8,442
Cash and cash equivalents	$258,565	$184,207

9.	Inventories

(U.S. dollars in thousands)	December 31, 2013	June 30, 2014
Raw materials	$62,367	$74,696
Work in progress	8,652	14,483
Finished products	165,949	212,468
Total inventories	$236,968	$301,647

10.	Debt

(U.S. dollars in thousands)	December 31, 2013	June 30, 2014
Short-term debt	$6,294	$43,075
Current portion of long-term debt	11,500	13,261
Total short-term debt	$17,794	$56,336
Long-term debt	1,589,649	1,758,900
Total debt	$1,607,443	$1,815,236

In May 2013, the Group borrowed $1.64 billion under its First and Second Lien Credit and Guaranty Agreements (collectively its “First and Second Lien Term Loans”). The term loan under the Group’s First Lien Credit Facility of $1.15 billion was issued at LIBOR plus 3.5%, due May 2020, and the term loan under the Second Lien Credit Facility of $490.0 million was issued at LIBOR plus 7.0%, due November 2020.

On March 24, 2014, the Group borrowed an additional $175.0 million as an incremental term loan under its existing May 2013 $1.15 billion First Lien Credit and Guaranty Agreement issued at a discount to par at a price of 99.5% and bearing interest at LIBOR plus 3.5%, due May 2020. The Group used the proceeds from the additional borrowing for the acquisition of Goëmar as well as to fund general corporate purposes.

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

10.	Debt (continued)

Additionally, the Group also has a revolving credit facility with a capacity to borrow $150.0 million.

(U.S. dollars in thousands)	December 31, 2013	June 30, 2014
Total revolving credit facility	$150,000	$150,000
Drawdown	-	-
Available for drawdown	$150,000	$150,000

11.	Other Financial Liabilities

As of December 31, 2013

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Derivative hedging instruments	Total
Interest payable	$-	$9,500	$-	$9,500
Derivative liabilities	2,619	-	5,885	8,504
Factoring and other financial liabilities	-	97,846	-	97,846
Total other current financial liabilities	$2,619	$107,346	$5,885	$115,850
Derivative liabilities	-	-	73	73
Other non-current financial liabilities	-	297	-	297
Total other non-current financial liabilities	$-	$297	$73	$370

As of June 30, 2014

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Derivative hedging instruments	Total
Interest payable	$-	$11,159	$-	$11,159
Derivative liabilities	6,063	-	4,014	10,077
Factoring and other financial liabilities	-	67,572	-	67,572
Total other current financial liabilities	$6,063	$78,731	$4,014	$88,808
Derivative liabilities	-	-	3,524	3,524
Other non-current financial liabilities	-	219	-	219
Total other non-current financial liabilities	$-	$219	$3,524	$3,743

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

12.	Commitments and Contingencies

There was no significant change in the total amount of commitments and contingencies as of June 30, 2014, compared with December 31, 2013.

13.	Financial Instruments

The following tables show the carrying amounts and fair values of financial assets and liabilities by classes of financial instruments as of June 30, 2014 and December 31, 2013, respectively. The inputs used in the fair value measurement are categorised into three levels based upon the observability of the inputs in markets, described below.

Carrying amounts and fair value of financial instruments as of December 31, 2013

			Fair value hierarchy
(U.S. dollars in thousands)	Carrying amount	Fair value	Level 1	Level 2	Level 3
Long-term loan receivables	$1,526	$1,526	$-	$1,526	$-
Equity investments	14,886	14,886	1,026	29	13,831
Derivative assets	9,865	9,865	-	9,865	-
Long-term other financial assets	1,923	1,923	-	1,923	-
Total financial assets	$28,200	$28,200	$1,026	$13,343	$13,831

Long-term debt	$1,589,649	$1,589,649	$-	$1,589,649	$-
Derivative liabilities	8,577	8,577	-	8,577	-
Other non-current financial liabilities	297	297	-	297	-
Total financial liabilities	$1,598,523	$1,598,523	$-	$1,598,523	$-

Carrying amounts and fair value of financial instruments as of June 30, 2014

			Fair value hierarchy
(U.S. dollars in thousands)	Carrying amount	Fair value	Level 1	Level 2	Level 3
Long-term loan receivables	$2,512	$2,512	$-	$2,512	$-
Equity investments	15,152	15,152	3,177	-	11,975
Derivative assets	11,934	11,934	-	11,934	-
Long-term other financial assets	2,083	2,083	-	2,083	-
Total financial assets	$31,681	$31,681	$3,177	$16,529	$11,975

Long-term debt	$1,758,900	$1,758,900	$-	$1,758,900	$-
Derivative liabilities	13,601	13,601	-	13,601	-
Other non-current financial liabilities	219	219	-	219	-
Total financial liabilities	$1,772,720	$1,772,720	$-	$1,772,720	$-

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group can access at the measurement date
Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly
Level 3:	Unobservable inputs for the assets or liabilities

Arysta LifeScience Limited
Interim Condensed Consolidated Financial Statements

13.	Financial Instruments (continued)

Measurement of Fair Value

(1)  Loan receivables

The fair value of long-term loans included in loan receivables is measured at the present value calculated by discounting each portion of receivables as sorted into certain periods, for the corresponding remaining maturity, using the interest rate with credit risk taken into consideration.

(2)  Equity investments

The fair value of listed shares is measured on the basis of quoted prices as of the end of each reporting period.

The fair value of investments in unlisted shares is estimated using discounted future cash flows method, price comparison method, based on the prices of similar type of stocks and other valuation methods. The valuation requires management to make certain assumptions about the model inputs, including forecast cash flows, the discount rate, credit risk and volatility. The probabilities of the various estimates within the range can be reasonably assessed and are used in management’s estimate of fair value for these unlisted equity investments.

(3)  Debt

The fair value of debt is measured at present value calculated by discounting each future payment using the appropriate discount rate, which considers both the interest rate and the credit risk.

(4)  Currency related derivatives

The fair value of currency related derivatives is mainly measured at the end of year based on the forward exchange rates.

(5)  Interest rate related derivatives

The fair value of interest rate related derivatives is mainly measured at the present value calculated by discounting future cash flows by applying the appropriate rate as of the end of each reporting period.